Exhibit 99.1

1 1 2017 Third Quarter Financial Results November 1, 2017 NYSE: CF 2020 Fourth Quarter and Full Year Financial Results February 17, 2021 NYSE: CF

Safe harbor statement

All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the "Company"), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and management's expectations with respect to the production of green and low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this communication. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the failure of cost competitive global renewable energy capacity to increase significantly; realization of technological improvements required to increase the efficiency and lower the costs of production of green and low-carbon ammonia; development and growth of end market demand and applications for low-carbon hydrogen and ammonia; government regulation, incentives, and initiatives; cost overruns; performance of third parties; permitting matters; and other unforeseen difficulties. Important factors that could cause actual results more generally to differ materially from those in the forward-looking statements include, among others, the impact of the novel coronavirus disease 2019 (COVID-19) pandemic, including measures taken by governmental authorities to slow the spread of the virus, on our business and operations; the cyclical nature of the Company's business and the impact of global supply and demand on the Company's selling prices; the global commodity nature of the Company's fertilizer products, the conditions in the international market for nitrogen products, and the intense global competition from other fertilizer producers; conditions in the United States, Europe and other agricultural areas; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company's products against which the Company may not be fully insured; the Company's ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company's ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company's credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; the Company's reliance on a limited number of key facilities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; risks associated with expansions of the Company's business, including unanticipated adverse consequences and the significant resources that could be required; the seasonality of the fertilizer business; the impact of changing market conditions on the Company's forward sales programs; risks involving derivatives and the effectiveness of the Company's risk measurement and hedging activities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company's Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company's performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.'s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.'s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company's website. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Note regarding non-GAAP financial measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion, and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation.

EBITDA is defined as net (loss) earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.

Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance.

Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interest. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). The Company has presented free cash flow, free cash flow to adjusted EBITDA conversion, and free cash flow yield because management uses these measures and believes they are useful to investors, as indications of the strength of the Company and its ability to generate cash and to evaluate the Company's cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

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4 2020 Free Cash Flow (2) $ 748 M Full year and fourth quarter highlights (1) See appendix for reconciliation of EBITDA and adjusted EBITDA (2) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to nonco ntr olling interest; see appendix for reconciliation of free cash flow EBITDA (1) Net Earnings Net Earnings per Share Adjusted EBITDA (1) $1.35 B 2020 $338 M Q4 2020 $1.32 B 2020 $334 M Q4 2020 $1.47 2020 $0.40 Q4 2020 $317 M 2020 $87 M Q4 2020 • Strong operational performance drove numerous records for safety, production and sales volumes Lowest year - end 12 - month rolling average recordable incident rate in Company history Annual company - records for gross ammonia production and product tons sold Quarterly record for gross ammonia production in Q4 2020 • Company to redeem remaining $250 million of Senior Secured Notes due December 2021 Advanced multiple initiatives that will support CF Industries’ ability to meet f uture b lue/ g reen a mmonia d emand Becomes a founding member of Hydrogen Forward Joined Hydrogen Council as a Steering Member 2020 Cash from Operations $1.23 B

5 Outstanding safety drives production, sales volume consistency 0.0 1.0 2.0 3.0 4.0 5.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Total Recordable Incident Rate Total injuries per 200,000 work hours 0 5,000 10,000 15,000 20,000 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 TTM Total Product Sales Short tons 0 2,500 5,000 7,500 10,000 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 TTM Ammonia Production Short tons Nameplate capacity, 10.53 million short tons BLS Fertilizer Manufacturing CF Industries • Company 12 - month rolling incident rate continues to be significantly lower than that of peer group • As of December 31, 2020, CF Industries recorded the lowest year - end rolling average recordable incident rate in Company history • Company - record annual gross ammonia production of 10.4 million tons • Company - record quarterly gross ammonia production of 2.7 million tons in Q4 2020 • Company - record 20.3 million product tons sold

6 (1) Data taken from the December 22, 2020 CRU Ammonia Database (2) Represents CF Industries historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammoni a p roduction peer group (4) ~1.2 million tons represents the difference between CF Industries’ actual trailing 5 - year average ammonia production of 8.9 mill ion tons at 97% of capacity utilization and the 7.7 million tons CF Industries would have produced if operated at the 84% CRU North American benchmark excluding CF Industries Note: CRU North American peer group includes AdvanSix , Austin Powder (US Nitrogen), Carbonair , CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Dyno Nobel, Fortigen , Incitec Pivot, Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mosiac , Nutrien, OCI N.V., RenTech Nitrogen, Sherritt International Corp, Shoreline Chemical, Simplot, Yara International CF Industries’ superior capacity utilization to North American peers continues to improve 95% 96% 97% 86% 84% 84% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% Five Years Ending 2018 Five Years Ending 2019 Five Years Ending 2020 North America Ammonia Percent of Capacity Utilization (1) 5 - yr Rolling Avg. Percent of Capacity CF North America (2) North America Excl. CF (3) CF’s 13% greater capacity utilization yields an additional ~1.2 million tons of ammonia annually (4)

7 Full year and fourth quarter results Sales Volume (product tons) Net Sales Net Sales Sales Volume (product tons) 19.5 M 2019 20.3 M 2020 5.0 M 2019 5.5 M 2020 $4.6 B 2019 $4.1 B 2020 $1.0 B 2019 $1.1 B 2020 • Average selling prices for Q4 2020 were lower than Q4 2019 due to increased global supply availability as lower global energy costs drove higher global operating rates • Average selling prices for 2020 were lower than 2019 due to increased global supply availability as lower global energy costs drove higher global operating rates • Sales volume was greater in 2020 than 2019 due to greater supply availability from higher starting inventory and higher production • Sales volume in Q4 2020 was higher than Q4 2019 due to greater supply availability Fourth quarter Full year Natural Gas cost (per MMBtu) $2.36 2019 $2.60 2020 Natural Gas cost (per MMBtu) $2.74 2019 $2.24 2020

8 Financial results – fourth quarter and full year 2020 I n millions, except percentages, per MMBtu and EPS Q4 20 20 Q4 201 9 Full year 20 20 Full year 2019 Net sales $ 1,102 $ 1,049 $ 4,124 $ 4,590 Gross margin 180 227 801 1,174 - As percent age of net sales 16.3% 21.6% 19.4% 25.6 % Net earnings attributable to common stockholders (1) $ 87 $ 55 $ 317 $ 493 Net earnings p er diluted share 0.40 0.25 1.47 2.23 EBITDA (2) 334 306 1,316 1,620 Adjusted EBITDA (2) 338 325 1,350 1,610 Diluted weighted - average common shares outstanding 214.9 219.0 215.2 221.6 Natural g as (per MMBtu): Natural gas costs in cost of sales (3) $ 2.62 $ 2.37 $ 2.21 $ 2.75 Realized derivatives (gain) loss (4) (0.02) (0.01) 0.03 (0.01) Cost of natural gas in cost of sales 2.60 2.36 2.24 2.74 Unrealized net mark - to - market loss (gain) on natural gas derivatives 6 11 (6) 14 (1) Depreciation and amortization wa s $230 million and $892 million for the three and twelve months ended December 31, 2020, respectively, and $212 million and $ 875 million for the three and twelve months ended December 31, 2019, respectively (2) See appendix for reconciliation of EBITDA and adjusted EBITDA (3) Includes the cost of natural gas and related transportation that is included in cost of sales during the period under the fir st - in, first - out inventory cost method (4) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark - to - market gai ns and losses on natural gas derivatives

9 (1) Market value of equity (market cap) is calculated as shares outstanding as of the end of each respective period (except OCI N .V. is as of December 31, 2019) multiplied by the closing share price of each company on February 16, 2021; see appendix for the calculation of market cap (2) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling i nte rests less principal amount of lease payments classified as financing activities under IFRS; see appendix for reconciliation of free cash flow (3) Represents LTM free cash flow divided by LTM adjusted EBITDA (or EBITDA excluding special items); see appendix for the calcul ati on of free cash flow and for the reconciliation of CF FY2020 adjusted EBITDA CF Industries is the most efficient converter of EBITDA into cash Cash from operations (USD in millions) Market Cap (1) (USD in millions) CF $ 1,231 OCI $393 Nutrien $2,964 Mosaic $1,622 Yara $2,047 $ 9,681 $13,090 $ 11,619 $ 32,194 $ 4,801 34.1% 38.6% 54.9% 55.3% LTM 3Q20 LTM 4Q20 Free cash flow (2) to adjusted EBITDA conversion (3) 55.4% 54.9% 38.6% 34.1% 7.3% 33.7% - CF Yara Mosaic Nutrien OCI Peer average

10 1.3% 3.8% 4.3% 9.1% 7.7% OCI NTR MOS YAR CF CF Industries continues to offer investors free cash flow yield well above peer group average EV / Adj. EBITDA (2)(3) FCF Yield (1) (1) Represents LTM free cash flow divided by market value of equity (market cap) as of February 16, 2021; LTM free cash flow for CF Industries and Yara International is the 12 - month period ending December 31, 2020 and for Mosaic , Nutrien, and OCI N.V. is the 12 - month period ending September 30, 2020; see appendix for reconciliation of free cash flow and calculation of market cap (2) Enterprise value (EV) is calculated as the sum of market cap and net debt; see appendix for calculation of EV and net debt (3) Represents LTM adjusted EBITDA (or EBITDA excluding special items) as reported by CF Industries, Yara International, Mosaic, Nut rien and OCI N.V.; see appendix for reconciliation of CF FY 2020 adjusted EBITDA Source: Capital IQ February 16, 2021 10.4x 12.2x 12.1x 7.2x 9.6x OCI NTR MOS YAR CF Peer average 10.5x Peer average 4.6%

11 Capital management • $100 million investment to develop an initial green ammonia project at Donaldsonville expected to be commissioned in 2023 • Developing carbon sequestration and carbon abatement projects across the network Clean energy initiative Capital structure and allocation • Committed to returning to investment grade • Redeeming in full the outstanding $250 million principal amount of 3.400% Senior Secured Notes due December 2021 on March 20, 2021 • Pursue clean energy growth strategy where returns expected to provide an attractive growth profile • Dividend of $1.20 per share annually • Further reduce gross debt and opportunistically repurchase shares Capital expenditures • Capital expenditures in Q4 2020 and full year 2020 were $103 million and $309 million, respectively • The Company projects capital expenditures for full year 2021 will be in the range of $450 million, which reflects a return to a normal maintenance/turnaround schedule and includes investments in the Company’s strategic initiatives related to the clean energy economy

12 (1) Based on 2019 sales volumes of approximately 19.5 million product tons, 2019 gas consumption of 344 million MMBtus, 2020 nitrogen product s ale s price relationships. Changes in product prices and gas costs were not applied to the CHS minority interest or industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $25 per ton change in urea price is also applied proportionally to all nitrogen products and is equivalent to a $ 17.39 per ton change in UAN price, $18.48 per ton change in AN price, a $44.57 per ton change in ammonia price, and a $10.60 per ton change in the price of the Other segment Source: CF Industries CF Industries EBITDA sensitivity table $25/ton urea realized movement implies ~$375M change in EBITDA on an annual basis Table illustrates the CF Industries business model across a broad range of industry conditions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2) $ billions $2.25 $2.50 $2.75 $3.00 $3.25 $225 $0.9 $0.8 $0.7 $0.7 $0.6 $250 $1.2 $1.2 $1.1 $1.0 $1.0 $275 $1.6 $1.6 $1.5 $1.4 $1.3 $300 $2.0 $1.9 $1.9 $1.8 $1.7 $325 $2.4 $2.3 $2.2 $2.2 $2.1 $350 $2.8 $2.7 $2.6 $ 2.6 $2.5 $375 $3.1 $3.1 $3.0 $2.9 $2.9 $400 $3.5 $3.4 $3.4 $3.3 $3.2 EBITDA Sensitivity to Natural Gas and Urea Prices (1)

Nitrogen market outlook

Industry fundamentals

- Higher commodity crop futures prices and substantially higher energy prices in Asia and Europe have driven strong global nitrogen demand and lower global nitrogen operating rates at the start of 2021
- Strengthened farm economics due to low corn stocks to use ratio and U.S. government support will result in greater available resources for crop inputs in 2021

Global supply and demand

- Urea tender volumes in India in 2021 projected to exceed the 5-yr average of 6.5-7 million tonnes but be lower than record highs
- Improved farm incomes and no active domestic urea production in Brazil will support demand for ~6.5 million tonnes of imports in 2021

Positive nitrogen outlook in 2021

- Global nitrogen pricing has been supported by lower supply entering 2021 due to lower operating rates in Europe and Asia
- Natural gas forward curves suggest the widened energy spreads experienced in Q4 2020 will persist throughout 2021
- Nitrogen-consuming grain acres (corn, wheat, canola) in North America will stay at or above 2020 levels
- ~90-92 million planted corn acres expected to be planted in the U.S. in 2021

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14 Natural gas spreads have widened, steepening the cost curve, compressing European and Asian margins and operating rates (1) Advantage per tonne based on annualized costs including settled feedstock prices through January 2021 and February to December 2021 based on forw ar d curve and projections as of February 5, 2021 (2) North American production assumed to be 37.2 MMBtu per tonne of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per tonne for feedstock and fuel, Chinese production assumed to be 1.2 tonnes of coal and 1300 KWH for feedstock and power (3) Forecast Chinese anthracite coal prices based on WoodMac thermal coal price forecast Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, WoodMac , CF Analysis Global Energy Price 2019 - 2021F USD/MMBtu USD/ tonne North American Production Cost Advantage (1) 0 2 4 6 8 10 12 14 16 18 2019 2020 2021 Henry Hub natural gas TTF natural gas Chinese anthracite coal - lump JKM natural gas Unsustainable natural gas differentials globally 0 50 100 150 200 250 Ammonia (2) Urea Return to traditional spreads TTF Anthracite (3) 201 9 2020 2021F 201 9 2020 2021F TTF Anthracite 201 9 2020 2021F 201 9 2020 2021F

15 0 2 4 6 8 10 12 2010 2012 2014 2016 2018 2020 0 1 2 3 4 5 6 7 8 2010 2012 2014 2016 2018 2020 India and Brazil have consistent long - term demand growth, which has led to rising import demand (1) Brazil domestic production in 2020 is comprised solely of 2019 inventory carryover Source: CRU Urea Market Forecast as of February 12, 2021, India DOF, FAI, industry publications India Imports: Good Monsoons and Farm Programs Million product metric tons 2010 - 2020 Import CAGR: 5.0% Potential Range 2021 Brazil Imports: Rising Agricultural Production Million product metric tons Consumption Served by Domestic Production (1) Consumption Served by Imports 2010 - 2020 Import CAGR: 9.1% Potential Range 2021

16 CF Industries has numerous initiatives underway in support of clean energy initiatives Ammonia as a fuel Developing numerous carbon capture and sequestration (CCS) projects near CF production facilities In discussions for supplying ammonia as marine fuel and for global power generation Evaluating certified CO 2 abatement projects within the existing network Partnering with companies developing low - carbon end - market applications/demand Initial investment in green ammonia electrolysis project at Donaldsonville Nitrogen Complex CO 2 sequestration Green ammonia manufacturing CO 2 abatement Ammonia for Hydrogen storage & transport • Established carbon reduction targets • New board committee: Environmental Sustainability and Community Committee • Aligned executive compensation with ESG objectives Committed to decarbonizing the world and the clean energy economy *Source : IEA, Wood Mackenzie, Bernstein: Hydrogen Highway 2020: Ready for Prime Time Deloitte: Australian and Global Hydrogen Demand Gr owth Scenario Analysis, prepared for COAG Energy Council – National Hydrogen Strategy Taskforce, November 2019 (1) Deloitte (DT) Scenarios: Energy of the Future – Hydrogen demand where all aspects of industry development are favorable for Hydrogen; Targ eted Deployment – Countries adopt a targeted approach which aims to maximize economic value in the development of Hydrogen; (2) IRENA is the International Renewable Energy Agency; (3) Each short ton of ammonia contains 17.65% hydrogen by mass. 5.67 short t ons of ammonia are required for each short ton of hydrogen

17 Appendix

Non-GAAP: reconciliation of net earnings to EBITDA and adj. EBITDA

In millions	Q4 2020	Q4 2019	FY 2020	FY 2019
Net earnings	$ 119	$ 94	$ 432	$ 646
Less: Net earnings attributable to noncontrolling interest	(32)	(39)	(115)	(153)
Net earnings attributable to common stockholders	87	55	317	493
Interest expense – net	38	47	161	217
Income tax (benefit) provision	(2)	13	31	126
Depreciation and amortization	230	212	892	875
Less other adjustments:				
Depreciation and amortization in noncontrolling interest	(18)	(19)	(80)	(82)
Loan fee amortization[1]	(1)	(2)	(5)	(9)
EBITDA	**$ 334**	**$ 306**	**$ 1,316**	**$ 1,620**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	6	11	(6)	14
COVID impact: Special COVID-19 bonus for operational workforce	-	-	19	-
COVID impact: Turnaround deferral[2]	-	-	7	-
(Gain) loss on foreign currency transactions, including intercompany loans	(2)	(13)	5	(1)
Engineering cost write-off[3]	-	-	9	-
Loss on sale of surplus land	-	-	2	-
Gain on sale of Pine Bend facility	-	-	-	(45)
Property insurance proceeds[4]	-	-	(2)	(15)
PLNL withholding tax charge[5]	-	-	-	16
Loss on debt extinguishment	-	21	-	21
Total adjustments	4	19	34	(10)
Adjusted EBITDA	**$ 338**	**$ 325**	**$ 1,350**	**$ 1,610**

(1) *Loan fee amortization is included in both interest expense—net and depreciation and amortization*
(2) *Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID-19 pandemic*
(3) *Represents costs written off upon the cancellation of a project at one of our nitrogen complexes*
(4) *Represents proceeds related to a property insurance claim at one of our nitrogen complexes*
(5) *Represents a charge in the year ended December 31, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the Company's Trinidad joint venture, for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL*

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19 Non - GAAP: reconciliation of LTM cash from operations to free cash flow and free cash flow yield In millions , except percentages , share price, and ratios CF Yara Mosaic Nutrien OCI Cash provided by operating activities (1) $ 1,231 $ 2,047 $ 1,622 $ 2,964 $ 393 C apital expenditures (309) (739) (1,127) (1,478) (264) Noncontrolling interests (174) - - - (26) Principal amount of lease payments (2) - (122) - (271) (42) Free cash flow (3) $ 748 $ 1,186 $ 495 $ 1,215 $ 61 Free cash flow yield (4) 7.7% 9.1% 4.3% 3.8% 1.3% Free cash flow to ad justed EBITDA conversion (5) 55.4% 54.9% 38.6% 34.1% 7.3% Shares outstanding (6) 214.0 263.0 379.1 569.1 210.3 2/16/2021 Share price – US dollars (7) 45.24 49.77 30.65 56.57 22.83 Market Cap $ 9,681 $ 13,090 $ 11,619 $ 32,194 $ 4,801 Short - term and long - term debt 3,961 3,848 4,793 11,685 4,507 Cash and cash equivalents 683 1,363 923 465 590 Net Debt (8) $ 3,278 $ 2,485 $ 3,870 $ 11,220 $ 3,917 Enterprise Value (EV) (market cap + net debt) 12,959 15,575 15,489 43,414 8,718 Adjusted EBITDA (9) 1,350 2,161 1,282 3,563 841 EV / Adjusted EBITDA 9.6 7.2 12.1 12.2 10.4 (1) LTM cash provided by operating activities (cash from operations) for CF Industries and Yara International is the 12 - month period ending December 31, 2020 and Mosaic, Nutrien , and OCI N.V. is the 12 - month period ending September 30, 2020 (2) The accounting for leases for companies whose financial statements are prepared in accordance with International Financial Reporting Standards (IFRS) has changed due to the application of ‘IFRS 16 Leases’. As a result, the principal amount of lea se payments, which are classified as financing activities under IFRS 16, have been included in the calculation of free cash flow to allow for a comparison to prior periods, which may not have been restated, and to financial statements prepared under US GAAP (3) Represents cash provided by operating activities less capital expenditures less distributions to noncontrolling interests les s principal amount of lease payments classified as financing activities under IFRS calculated from the December 31, 2020 consolidated statements of cash flows for CF Industries and Yara International and the September 30, 2020 and December 31, 2019 consolidated statements of cash flows for Mosaic, Nutrien , and OCI N.V. (4) Represents LTM free cash flow at the end of each respective period divided by market value of equity (market cap) as of February 16, 2021 (5) Represents LTM free cash flow divided by LTM adjusted EBITDA (6) Shares outstanding taken from the December 31, 2020 financial statements of CF Industries and Yara International, the September 30, 2020 financial statements for Mosaic and Nutrien , and the December 31, 2019 financial statements of OCI N.V. (7) Share prices in USD as of February 16, 2021 using historical spot exchange rates, Source Capital IQ (8) Represents short - term debt, current portion of long - term debt, and long - term debt less cash and cash equivalents from the December 31, 2020 balance sheets of CF Industries and Yara International and the September 30, 2020 balance sheets for Mosaic, Nutrien , and OCI N.V. (9) Adjusted EBITDA (or EBITDA excluding special items) for CF Industries and Yara International is the 12 - month period ending December 31, 2020 and Mosaic, Nutrien , and OCI N.V. is the 12 - month period ending September 30, 2020